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[GRAVITY LOGO]                                                       [LYTO LOGO]

                                                                   EXHIBIT 10.20

                               EXCLUSIVE RAGNAROK
                       LICENSE AND DISTRIBUTION AGREEMENT

THIS LICENSE AND DISTRIBUTION AGREEMENT (this "Agreement"), is made and entered into on this 2 day of April, 2004, by and between GRAVITY CORPORATION, a corporation duly organised and existing under the laws of the Republic of Korea ("Korea") and having its offices at 6th Fl. Shingu Bldg., 620-2, Shinsa-Dong, Kangnam-Ku, Seoul, 135-894, Korea ("Licensor"), PT. LYTO DATARINDO FORTUNA, a corporation duly organised and existing under the laws of the Republic of Indonesia ("Indonesia") and having its offices at Cyber Building 1st floor, JI, Kuningan Barat No. 8 Jakarta 12710, Indonesia ("Licensee").

                                    RECITALS:

WHEREAS, Licensor has developed and possesses all rights in computer programs of online game "Ragnarok" ("Game") and also possesses valuable know-how and technical information on the installation, design, service and use of the Game;

WHEREAS, Licensee is engaged in the business of sale and distribution of game products in the Republic of Indonesia;

WHEREAS, Licensee desires to distribute and market the Game in the Territory (as defined in Article 1) through the Service Company (as defined in Article 1) which will be established after the execution of this Agreement and which will be engaged in the sale, distribution, promotion and marketing of the Game to wholesalers and will provide an accurate figure of the Service-Sales Amount (as defined in Article 1) calculated with its billing system in the Territory; and

WHEREAS, Licensor desires to grant a license to the Service Company to perform such activities through Licensee under the full guarantee of its performance by Licensee.

                                    AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein and other good and valuable consideration, the parties hereto agree as follows:

                                   ARTICLE 1.
                                   DEFINITIONS

The terms defined in this Article shall have the meaning ascribed to them herein whenever they are used in this Agreement, unless otherwise clearly indicated by the context.

1.1 "Confidential Information" shall mean all materials, know-how, software or other information including, but not limited to, proprietary information and materials regarding a Party's technology, products, business information or objectives, including the softwares for the Game and Technical Information under this Agreement, which is designated as confidential in writing by the providing Party or which is the type that is customarily considered to be confidential information by persons engaged in similar activities.

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[GRAVITY LOGO]                                                       [LYTO LOGO]

1.2 "End Users" shall mean the users of the Game through a network game service system established and operated by Licensee with individually assigned ID Numbers for each End User.

1.3 "Game" shall have the meaning stipulated in the recitals above, including any modified or advanced version of the Game distributed by Licensor for error correcting, updating or debugging purpose, under the same title. Any subtitled version, series or sequel to the Game which may be developed or distributed by Licensor after the execution of this Agreement shall be clearly excluded from the scope of this Agreement.

1.4 "ID Number" shall mean an identification number assigned to each End User, with which such End User can access and use the network game service system established and operated by Licensee.

1.5 "Indonesian Version" shall mean the Game provided in the Indonesian language.

1.6 "Intellectual Property" shall mean all patents, designs, utility models, copyrights, know-how, trade secrets, trademarks, service mark, trade dress and any other intellectual property rights in or related to the Game or Technical Information.

1.7 "Parties" and "Party" shall mean Licensor and Licensee, collectively and individually, respectively.

1.8 "Servers" shall mean the servers established, installed and operated by Licensee within the Territory only for the service of Game to End Users in the Territory.

1.9 "Service Company" shall mean the company which will be established by Licensee after the execution of this Agreement, 100% of whose issued and outstanding shares will be owned or controlled by Licensee and which will be engaged in the sale, distribution, promotion and marketing of the Game to wholesalers and will provide an accurate figure of the Service-Sales Amount calculated through its billing system in the Territory.

1.10 "Service-Sales Amount" shall mean the total service-sales amount that has been paid by End Users for the Game, including the amounts paid by way of prepaid card, and calculated by the billing system with the deduction of the Wholesaler-Discounts granted under this Agreement.

1.11 "Technical Information" shall mean the software, know-how, data, test result, layouts, artwork, processes, scripts, concepts and other technical information on or in relation to the Game and the installation, operation, maintenance, service and use thereof.

1.12  "Territory" shall mean the Republic of Indonesia.

1.13 "Wholesaler-Discounts" shall mean the discounts which are allowed by Licensee to wholesalers in the Game market; provided, however, that (i) if the payment by End Users is made by way of off-line prepaid card through a conventional sales channel, including but not limited to computer game rooms, computer stores, convenient stores, Wholesaler-Discounts granted to any wholesaler shall not exceed thirty percent

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[GRAVITY LOGO]                                                       [LYTO LOGO]

      (30%) of the amount of such off-line prepaid card, (ii) if the payment by End Users is made by way of on-line prepaid card through an online sales channel, including but not limited to internet home shopping malls, Wholesaler-Discounts granted to any wholesaler shall not exceed fifteen percent (15%) of the amount of such on-line prepaid card, and (iii) if the payment by End Users is made through neither a conventional sales channel nor an online sales channel, the rate of Wholesaler-Discounts shall be determined by mutual agreement between Licensor and Licensee.

                                   ARTICLE 2.
                                GRANT OF LICENSE

2.1 Licensor hereby grants to Licensee, subject to the terms and conditions contained in this Agreement, the exclusive, royalty-bearing and non-transferable license (the "License") to service, use, promote, distribute and market the Game to End Users and to use the Technical Information for such purpose within the Territory, and to grant a sublicense only to the Service Company.

2.2 The service, use, promotion, distribution and marketing of the Game by Licensee under this Agreement shall be made only in the Indonesian language using the Indonesian Version in the Territory. Any service, use, promotion, distribution and marketing of the Game outside the Territory and any use of the Technical Information for any purpose other than performance under this Agreement are strictly prohibited.

2.3 Licensee shall provide services of the Game only by the IBM PC on-line method (excluding mobile access) using the Servers. Without the prior written approval of Licensor, Licensee shall not manufacture, distribute or sell the Game in any other form or manner, including but not limited to a compact disk ("CD").

2.4 The Game shall be serviced, promoted, distributed and marketed under the titles, trademark, character names and other names of the Game ("Title") as originally created and used by Licensor. Provided, however, that, if it is required to change any of such Titles due to any special lingual or social circumstance of the Territory, the Parties shall decide and use new Title ("New Title") for the Game. All of the rights in or to the Title and New Title shall be exclusively owned by Licensor and Licensee shall not use any such Title or New Title in a manner that falls outside the scope of this Agreement without the prior written approval of Licensor.

2.5 All of the rights in or to the Game, except as granted under this Agreement, including but not limited to the rights to the character business of the Game, shall remain exclusively with Licensor.

                                    ARTICLE 3
                                 SERVICE COMPANY

3.1 Licensee shall establish the Service Company within 15 days after the date of execution of this Agreement. Promptly upon establishment of the Service Company, Licensee shall provide Licensor with the relevant corporate information on the Service Company, including the shareholding details thereof, and such other information

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[GRAVITY LOGO]                                                       [LYTO LOGO]

      thereon as may be reasonably requested by Licensor.

3.2 Within thirty(30) days after the date of establishment of the Service Company, Licensee shall enter into a fully valid and binding sublicense agreement ("Sublicense Agreement") with the Service Company, a copy of which shall be provided to Licensor promptly upon execution and which shall contain all of the terms and conditions of this Agreement mutatis mutandis. Under the Sublicense Agreement, Licensor shall be designated as a third party beneficiary and shall be entitled to exercise the rights of Licensee provided therein directly against the Service Company.

3.3 After the execution of the Sublicense Agreement, all service, use, promotion, distribution and marketing of the Game to End Users required under this Agreement shall be performed only by the Service Company.

3.4 In addition to the obligations of the Service Company provided in the Sublicense Agreement, all of Licensee's obligations provided in this Agreement shall apply to the Service Company, and Licensee shall cause the Service Company to perform all of Licensee's obligations under this Agreement. In this regard, the performance by the Service Company of Licensee's obligations under this Agreement shall be deemed to be the performance thereof by Licensee itself. Further, the term "Licensee" used throughout the text of this Agreement in relation to Licensee's obligations hereunder shall be deemed to include the Service Company.

3.5 During the term of this Agreement, Licensee shall maintain the ownership of at least fifty one percent (51%) of the total issued and outstanding shares and the control over the management of the Service Company. In the event Licensee loses such ownership or control, the Service Company shall lose all its rights in relation to the Game, and in this regard, the Sublicense Agreement shall expressly provide that it shall be automatically terminated in such event.

                                    ARTICLE 4
                                DELIVERY OF GAME

4.1 Subject to the terms and conditions of this Agreement, Licensor shall provide Licensee with its full assistance and cooperation, including preparation of the Indonesian Version and providing technical assistance, in order to enable a launch of the beta service and commercial service of the Game in the Territory.

4.2 Licensor and Licensee agree to launch the beta service of the Game in the Territory within forty-five (45) days from the date of execution of this Agreement, and to launch the commercial service of the Game in the Territory within sixty (60) days from the date of launch of the beta service of the Game. The Parties agree to cooperate with each other and exert their best efforts to launch the services of the Game in accordance with the above schedule in this Section 4.2. The above target dates for launching the services of the Game may be changed by mutual agreement between the Parties.

4.3 Once Licensee receives the Indonesian Version and technical documents on the Game (collectively "Delivery Materials") from Licensor, Licensee shall perform its review and test promptly and inform Licensor of any defect within thirty (30) days after receipt

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[GRAVITY LOGO]                                                       [LYTO LOGO]

      thereof. Licensee's failure to inform within the designated period shall be regarded as acceptance by Licensee, and any revision or modification of any of the Delivery Materials which may be made by Licensor thereafter upon the request by Licensee shall be at Licensee's sole expense.

4.4 The Game shall be serviced in the Territory only in the manners permitted by Licensor under this Agreement. Licensee shall be strictly prohibited from any modification, amendment or revision of any part of the Game including the title of the Game and the name of the characters in the Game, without the prior written approval of Licensor.

                                    ARTICLE 5
                              TECHNICAL ASSISTANCE

5.1 During the term of this Agreement, Licensor shall provide Licensee for free of charge with technical assistance including software installation and set-up, maintenance support, patch updates in connection with the Game and the localization of the Game into Indonesian language, provided that any and all expenses actually incurred by any engineers dispatched by Licensor to perform the above technical assistance in this Section 5.1, including, without limitation, business class airfare, lodging, food and other general living expenses incurred during their stay at Licensee's premises, shall be borne by Licensee.

5.2 Licensor shall, upon the request of Licensee, dispatch its engineers to Licensee for the installation of Servers and training of Licensee's personnel. The total period for such technical assistance excluding the travelling time shall not exceed 10 man days (based on 8 hours of work per engineer per day), and any further assistance through dispatch of Licensor's engineers shall be determined by the mutual agreement of the Parties. After the initial dispatch by Licensor of its engineers for 10 man-day period, the salaries of Licensor's engineers for the dispatched period shall be paid by Licensee. All the expenses incurred by the engineers of Licensor for business class airfare, lodging and food and other general living expenses during their stay for the period of technical assistance shall be borne by Licensee.

5.3 During the term of this Agreement, Licensor shall receive Licensee's personnel in its office in Korea for training with respect to the installation and service of the Game and the installation, maintenance and operation of the Servers. The number of the trainees from Licensee shall not exceed three (3) persons at one time and the total period of training shall not exceed ten (7) man-days (based on 8 hours of training per trainee per day), unless otherwise agreed in writing by Licensor. All of the expenses for travel, lodging, food and other general living expenses incurred by such dispatched personnel of Licensee shall be borne by Licensee.

5.4 Any further assistance may be rendered by Licensor upon mutual agreement of the Parties.

5.5 Each Party shall be fully responsible and fully indemnify the other Party for the behaviour of and activities performed by its employees and personnel during their stay at the other Party's facilities.

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[GRAVITY LOGO]                                                       [LYTO LOGO]

                                    ARTICLE 6
                                     PAYMENT

6.1 In consideration of the License and technical assistance granted under this Agreement, Licensee shall pay to Licensor as follows:

      (a) INSTALLMENT PAYMENT

      Licensee shall pay to Licensor a sum of Fifty Thousand United States Dollars (USD 50,000) ("Installment Payment") within seven (7) days after the date of commencement of commercial service of the Game ("Commercial Service Date").

      None of the Installment Payment, whether in part or in whole, shall be refunded to or recouped by Licensee under any circumstances.

      (b) ROYALTY AND REPORT

      In addition to the Initial Payment, Licensee shall pay to Licensor as continuing royalties thirty percent (30%) of the Service-Sales Amount paid by End Users ("Royalty"). Subject to Section 6.1(c) below, the Royalty shall be paid on a monthly basis within twenty (20) days after the end of the applicable month. Licensee shall also provide Licensor with a report ("Royalty Report") on a monthly basis within twenty (20) days after the end of the applicable month. Each Royalty Report shall contain detailed information on the calculation of Service-Sales Amount for the applicable month.

6.2 Any and all payment under this Agreement by Licensee to Licensor shall be made in United States Dollar (USD) and by wire transfer to the account designated by Licensor or in such other method as may be mutually agreed between the Parties.

6.3 For all payments to be made in United States Dollar under this Agreement, the applicable foreign exchange rate shall be the basic exchange rate published by the Indonesia's Bank on the due date for the relevant payment. Provided, however, that, in the event of any delay in payment, the most favourable exchange rate to Licensor among the rates during the period from the due date for the relevant payment to the date of actual payment shall apply.

6.4 In the event any payment is delayed by Licensee under this Agreement, a default interest at a rate of 18% per annum shall apply. For the avoidance of doubt, Licensor's entitlement to such default interest pursuant to this
      Section 6.4 shall not affect any of the other rights of Licensor under this Agreement.

6.5 Licensee shall pay the Royalties in strict compliance with the due date set forth in Section 6.1(b) above and may not withhold, delay, reduce or offset the amount or payment of Royalties payable under this Agreement under any circumstances. For the avoidance of doubt, Licensee may not so withhold, delay, reduce or offset the amount or payment of Royalties for reasons of errors and/or bugs in or associated with the Game and/or the billing system. Such withholding, delay, reduction or offset by Licensee shall be deemed a material breach of this Agreement for the purposes of
      Article 14.

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[GRAVITY LOGO]                                                       [LYTO LOGO]

6.6 Any and all taxes including the sales tax, value added tax, income tax on any payment to Licensor under this Agreement shall be borne by Licensee, provided, however, if any government in the Territory requires Licensee to withhold the income tax on the payment to Licensor, Licensee is allowed to withhold as such tax up to fifteen percent (15%) of the respective payment amount. In the event that any amount is withheld for the tax payment under this Section 6.5, Licensee shall promptly inform Licensor of such payment and provide Licensor with a certification issued by the relevant tax authorities with respect to the relevant payment. Any withholding tax in excess of fifteen percent (15%) of the respective payment amount shall be borne by Licensee, and Licensee shall not deduct such withheld amount from the actual payment amount.

                                    ARTICLE 7
                                 REPORT & AUDIT

7.1 Licensee shall provide Licensor with all the information on the development of its business in relation to the Game. Without limiting the generality of the foregoing, Licensee shall inform Licensor promptly in the event of its launch of the beta service or the commercial service of the Game.

7.2 Licensee shall provide Licensor with a monthly report (the "Monthly Report") within twenty (20) days after the end of the applicable month in writing on its business activities in relation to the Game, including, but not limited to, the list of End-Users, the fees charged by Licensee, sales revenue for the pertinent month including the sale of the Special Edition Package, advertising activities and the expenses therefore, complaints received from End Users and market trends in the Territory.

7.3 Licensee shall keep all of its records, contractual and accounting documents and company documents in relation to its business and activities under this Agreement in its offices, during the term of this Agreement and for two (2) years after the expiration or termination of this Agreement.

7.4 During the term of this Agreement and two (2) years after the expiration or termination thereof, Licensor may by itself or through an accountant designated by Licensor investigate and audit all of the company documents of Licensee with respect to its Game business. For this purpose, Licensor may request Licensee to produce the relevant documents, and may visit Licensee's office and make copies of Licensee's documents. Licensee shall provide all assistance and co-operation required by Licensor for such investigation and audit. All expenses incurred for such investigation and audit shall be borne by Licensor unless such investigation and audit reveals underpayment by greater than 5% of the Royalty amount, in which case Licensee shall bear all expenses for such investigation and audit and shall also promptly pay to Licensor the unpaid amount together with 18 % default interest thereon.

7.5 Licensee shall ensure that the billing system used to calculate Service-Sales Amounts will correctly calculate the Service-Sales Amounts and shall be liable for any incorrect calculation and/or report of the Service-Sales Amounts arising from error or malfunctioning of the billing system. 14.2(e) In the event of any such incorrect calculation of the Service-Sales Amount, Licensor shall be entitled to terminate this Agreement pursuant to Section 14.3(b) below and Licensee shall pay to Licensor any

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[GRAVITY LOGO]                                                       [LYTO LOGO]

      unpaid amount of the Royalty related to incorrect calculation of the Service-Sales Amounts together with the default interest at the rate of 18% accrued thereon.

                                    ARTICLE 8
                             ADVERTISING & PROMOTION

8.1 Licensee shall exert its best efforts to advertise, promote and perform marketing activities on the Game in the Territory.

8.2 For the advertising of the Game in the Territory, Licensee agrees to spend no less than One Hundred and Fifty Thousand United States Dollars (USD 150,000) for each twelve-month period after the commencement of the term of this Agreement. Licensee shall provide Licensor with detailed information on Licensee's advertising activities every month in the Monthly Reports as stipulated in Section 7.2. In addition, Licensee shall provide Licensor with a separate advertisement report on June 30 and December 31 of each year covering the preceding 6 months' period.

8.3 Licensor will provide Licensee with samples of the marketing and promotional materials for the Game which have been or will be produced and used by Licensor during the term of this Agreement. For the marketing and advertising materials for use in the Territory, Licensee shall provide Licensor with samples thereof no later than seven (7) days after launching them and will obtain Licensor's written approval after or prior to Licensee's actual or use of such advertising materials. Licensor's failure to respond within seven (7) days after receipt of such samples of advertising material shall be deemed as approval of such advertising materials.

8.4 All of the copyright on the marketing and advertising materials produced or used by Licensee on the Game ("Advertising Materials") shall be exclusively owned by Licensor, and Licensee shall not use any Advertising Materials in a manner that falls outside the scope of this Agreement. For the purposes of this Section 8.4, Licensee hereby assigns any and all of its rights on the Advertising Materials to Licensor.

8.5 Licensee may provide End Users with free points not exceeding one hundred fifty (150) points for the purpose of promotion of the Game and with free accounts not exceeding two hundred (200) accounts for the purposes of operation and advertisement of the Game. The detailed information on the free points and accounts provided by Licensee to End Users shall be provided to Licensor on a monthly basis in the Monthly Report as stipulated in Section 7.2.

                                    ARTICLE 9
                          OTHER OBLIGATION OF LICENSEE

9.1 Licensee shall exert its best efforts to supply, distribute and sell the Game in the Territory.

9.2 Licensee shall be solely responsible for service, use, promotion, distribution and marketing of the Game in the Territory, and Licensor shall not be responsible for any of such activities unless stipulated otherwise in this Agreement.

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[GRAVITY LOGO]                                                       [LYTO LOGO]

9.3 Licensee shall provide full and comprehensive technical support to End Users to assist in their use of the Game, including but not limited to Licensee's maintaining 24-hour technical contact window, on-line customer services, sufficient outbound bandwidth and circuits for operating business under this Agreement, and game servers required for on-line game operation.

9.4 Licensee shall provide its best effort and procure appropriate legal and administrative measures against any and all activities by third parties infringing the Game or any of the Intellectual Property of Licensor on or in relation to the Game, including without limitation to, manufacture or sales of counterfeiting CDs, manuals, workbooks or other products.

9.5 Licensee shall abide by all laws and regulations of the Territory in its service, use, promotion, distribution and marketing of the Game in the Territory.

9.6 Licensee shall provide a prior written notice to Licensor in the event Licensee intends to change its marketing strategies, including budget, advertising, marketing, promotional materials, product packaging and etc., price policies relating to the Game, and other important policies.

9.7 Licensee shall indemnify and hold harmless Licensor and its officers and employees from any kind of losses, costs, expenses or liabilities, including reasonable attorneys' fees resulting from any claim by a third party on or in relation to Licensee's service, use, promotion, distribution and marketing of the Game, provided that Licensor (a) promptly notifies Licensee of such claim; (b) allows Licensee to control the defence of such claim and/or any related settlement negotiations; and
      (c) provides any reasonable assistance requested by Licensee in connection with such claim.

9.8 Upon Licensor's request, Licensee shall provide Licensor with an exclusive and separate office space and office supplies, including but not limited to desks and computers for use by up to four (4) persons, in the Service Company's main office and all branch offices thereof for Licensor's activities, including but not limited to co-marketing and auditing. Access to such office space shall be limited only to persons designated by Licensor. All expenses incurred by Licensor's employees dispatched to such offices of the Service Company in connection with transportation, postage, telecommunications, lodging, food and other general living expenses, etc. and the salaries for such employees during their stay at such offices shall be borne and paid by Licensor.

                                   ARTICLE 10
                              INTELLECTUAL PROPERTY

10.1 Technical Information shall be exclusively owned by Licensor, and this Agreement shall not grant Licensee or permit Licensee to exercise any right or license on the Intellectual Property except for the License granted under this Agreement. Licensee shall not obtain or try to obtain any registered industrial property or copyright on any of the Intellectual Property of Licensor regardless of the territory and exploitation area.

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[GRAVITY LOGO]                                                       [LYTO LOGO]

10.2 Licensor hereby represents and warrants that Licensor has a legal and valid right to grant the rights and licenses under this Agreement to Licensee and that the Game and Technical Information do not violate or infringe any patent, copyright and trademark of any third party in Korea.

10.3 Licensor agrees to indemnify and hold harmless Licensee from any kind of losses, costs, expenses or liabilities, including reasonable attorneys' fees and costs of settlement, resulting from any claim by a third party upon Licensor's breach of Section 10.2; provided that Licensee (a) promptly notifies Licensor of such claim; (b) allows Licensor to control the defense of such claim and/or any related settlement negotiations; and
      (c) provides any reasonable assistance requested by Licensor in connection with such claim.

                                   ARTICLE 11
                             LIMITATION OF LIABILITY

11.1 EXCEPT FOR THE WARRANTY AND INDEMNIFICATION OBLIGATIONS SET FORTH IN SECTIONS 10.2 AND 10.3 ABOVE, LICENSOR MAKES NO WARRANTIES, EXPRESS OR IMPLIED, CONCERNING THE GAME INCLUDING BUT NOT LIMITED TO ITS MERCHANTABILITY, AND THE GAME IS LICENSED HEREUNDER "AS IS".

11.2 IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY INDIRECT, CONSEQUENTIAL, INCIDENTAL, PUNITIVE OR SPECIAL DAMAGES, WHETHER BASED ON BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE) OR OTHERWISE, AND WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE.

11.3 THE AGGREGATE LIABILITY OF LICENSOR UNDER OR RELATING TO THIS AGREEMENT WHETHER IN CONTRACT, TORT (INCLUDING WITHOUT LIMITATION NEGLIGENCE) OR OTHERWISE, SHALL BE LIMITED TO AN AMOUNT EQUAL TO THE TOTAL AMOUNT OF THE PAYMENTS MADE BY LICENSEE DURING THE PRECEDING PERIOD OF 6 MONTHS.

                                   ARTICLE 12
                                 CONFIDENTIALITY

12.1 All Confidential Information disclosed by either Party under this Agreement shall be maintained in confidence by the receiving Party and shall not be used for any purpose other than explicitly granted under this Agreement. Each Party agrees that it shall provide Confidential Information received from the other Party only to its employees, consultants and advisors who need to know for the performance of this Agreement. The receiving Party shall be responsible for any breach of this Article by its employees, consultants and advisors.

12.2 In the event that any Confidential Information, including but not limited to the source codes of the Game, Technical Information and financial information, is disclosed or divulged to any third party who is not authorized to have access to or obtain such Confidential Information under this Agreement, the Parties shall cooperate with each

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[GRAVITY LOGO]                                                       [LYTO LOGO]

      other and exert their best efforts to protect or restore such Confidential Information from such unauthorized disclosure or divulgement. If such disclosure or divulgement of the Confidential Information was made due to the receiving Party's fault, the receiving Party shall be responsible for all of the damages incurred by the disclosing Party, including but not limited to any attorney fees incurred by the disclosing Party in order to protect its rights under this Article 12.

12.3 The confidential obligation shall not apply, in the event that it can be shown by competent documents that the Confidential Information;

      (a) becomes published or generally known to the public before or after the execution of this Agreement without any breach of this Agreement by any Party;

      (b) was known by the receiving Party prior to the date of disclosure to the receiving Party;

      (c) Either before or after the date of disclosure is lawfully disclosed to the receiving Party by a third party who has no confidential obligation for such information;

      (d) is independently developed by or for the receiving Party without reference to or reliance upon the Confidential Information; or

      (e) is required to be disclosed by the receiving Party in accordance with the applicable laws and orders from the government or court; provided that, in this case, the receiving Party shall provide prior written notice of such disclosure to the providing Party and takes reasonable and lawful actions to avoid and/or minimize the degree of such disclosure.

                                   ARTICLE 13
                                      TERM

13.1 This Agreement shall become effective on the execution date of this Agreement and, unless terminated earlier in accordance with this Agreement, shall remain in effect until 25 day of February, 2005.

13.2 No later than four (4) months prior to the expiration of this Agreement, Licensor shall give Licensee the first right of negotiation for a period of thirty (30) days for re-execution of a license agreement for an additional term of one (1) year ("Renewed Term") for the Game. If no agreement in writing is made between the Parties for renewal or re-execution of a license agreement during such period, this Agreement shall expire without any further extension or renewal.

                                   ARTICLE 14
                                   TERMINATION

14.1  This Agreement may be terminated upon the mutual agreement of the Parties.

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14.2  Each Party shall have the right to immediately terminate this Agreement:

      (a) upon written notice to the other Party in the event of the other Party's material breach of this Agreement and such breach shall continue for a period of thirty (30) days after the breaching Party's receipt of written notice setting forth the nature of the breach or its failure to perform and the manner in which it may be remedied;

      (b) if the other Party or its creditors or any other eligible party files for its liquidation, bankruptcy, reorganization, composition or dissolution, or if the other Party is unable to pay any kind of debts as they become due, or the creditors of the other Party have taken over its management; or

      (c)   in accordance with Section 15.2 below.

14.3 Notwithstanding Section 14.2 above, Licensor may immediately terminate this Agreement upon a written notice to Licensee:

      (a) if the Royalty for any given month as set forth in Section 6.1(b) above is not paid within fifteen (15) days after receiving written notice from Licensor for late payment;

      (b) if the Service-Sales Amounts are not correctly calculated and/or reported as set forth in Section 7.5;

      (c) if the beta service of the Game is not launched in the Territory within the periods set forth in Section 4.1 unless such failure has been caused by Licensor;

      (d) if the commercial service of the Game is not launched in the Territory within the periods set forth in Section 4.1 unless such failure has been caused by Licensor;

      (e) if the service of the Game in the Territory is stopped, suspended, discontinued or disrupted for more than fifteen (15) days in total during the term of this Agreement due to causes attributable to Licensee;

      (f)   if Licensee loses its ownership or control stipulated in Section
            3.5.

14.4 Upon the effective date of such termination, all rights granted to Licensee hereunder shall immediately cease and shall revert to Licensor, and Licensee shall immediately cease servicing of the Game and return to Licensor any and all softwares, technical documents and other materials or information provided by Licensor to Licensee under this Agreement, and shall destroy any and all copies of such softwares, technical documents, materials or information. Furthermore, Licensee shall provide and deliver to Licensor any and all such information and documents related to the Game, including but not limited to database related to the Game and information and/or data source about the Game users, as may be requested by Licensee.

14.5 No termination of this Agreement shall affect the Parties' rights or obligations that were incurred prior to the termination. The expiration or termination of this Agreement

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      shall not affect the effectiveness of Articles 7, 10, 11, 12, 14.4 and 16 which shall survive the expiration or termination of this Agreement.

                                   ARTICLE 15
                                  FORCE MAJEURE

15.1 Notwithstanding anything in this Agreement to the contrary, no default, delay or failure to perform on the part of either Party shall be considered a breach of this Agreement if such default, delay or failure to perform is shown to be due entirely to causes beyond the reasonable control of the Party charged with such default, delay or failure, including, without limitation, causes such as strikes, lockouts or other labor disputes, riots, civil disturbances, actions or inactions of governmental authorities or suppliers, epidemics, war, embargoes, severe weather, fire, earthquake, acts of God or the public enemy.

15.2  If the default, delay or failure to perform as set forth above in Section
      15.1 exceeds thirty (30) days from the initial occurrence, a Party who is not affected from such force majeure event shall have the right to terminate this Agreement with a written notice to the other Party.

                                   ARTICLE 16
                                    GUARANTEE

16.1 In consideration of the License granted by Licensor to Licensee under this Agreement, Licensee hereby irrevocably and unconditionally guarantees all of the performance and activities of the Service Company under or in relation to this Agreement and Licensee shall be jointly and severally responsible to Licensor for all the obligations of the Service Company and its performance, non-performance and any other activity under this Agreement.

16.2 Licensee irrevocably and unconditionally guarantees the due performance and observance by the Service Company of the terms of this Agreement and the Sublicense Agreement, and Licensee shall be jointly and severally responsible to Licensor for the performance or failure of performance by the Service Company of the terms of this Agreement and the Sublicense Agreement, and any other activities performed by the Service Company in relation to this Agreement or the Sublicense Agreement.

16.3 Any notice given in accordance with this Agreement from Licensor to Licensee shall be deemed to be given and delivered to the Service Company.

                                   ARTICLE 17
                               GENERAL PROVISIONS

17.1 Licensee may not assign, delegate or otherwise transfer in any manner any of its rights, obligations and responsibilities under this Agreement, without prior written consent of Licensee. Licensor may, with prior written notice to Licensee, assign, delegate or otherwise transfer all or part of its rights, obligations and responsibilities under this Agreement to a third party designated by Licensor.

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17.2  It is understood and agreed by the Parties that this Agreement does not create a fiduciary relationship between them, that Licensee shall be an independent contractor, and that nothing in this Agreement is intended to constitute either Party an agent, legal representative, subsidiary, joint venture, employee or servant of the other for any purpose whatsoever.

17.3 If any kind of notices, consents, approvals, or waivers are to be given hereunder, such notices, consents, approvals or waivers shall be in writing, shall be properly addressed to the Party to whom such notice, consent, approval or waiver is directed, and shall be either hand delivered to such Party or sent by certified mail, return receipt requested, or sent by Fed, Ex, DHL or comparable international courier service, or by telephone, facsimile or electronic mail (in either case with written confirmation in any of the other accepted forms of notice) to the following addresses or such addresses as may be furnished by the respective Parties from time to time:

               If to Licensor.
               Attention: Lee Se Jin
               4th Fl. Shingu Bldg., 620-2, Shinsa-Dong, Kangnam-Ku, Seoul, 135-894, Korea
               Fax: +82-2-3442-5259

               If to Licensee
               Attention: Andi Suryanto
               Cyber Building 1st Floor, Jl. Kuningan Barat No.8, Jakarta 12710, Indonesia
               Fax: +62-21-526-9310

17.4 No course of dealing or delay by a Party in exercising any right, power, or remedy under this Agreement shall operate as a waiver of any such right, power or remedy except as expressly manifested in writing by the Party waiving such right, power or remedy, nor shall the waiver by a Party of any breach by the other Party of any covenant, agreement or provision contained in this Agreement be construed as a waiver of the covenant, agreement or provision itself or any subsequent breach by the other Party of that or any other covenant, agreement or provision contained in this Agreement.

17.5 This Agreement, including all exhibits, addenda and schedules referenced herein and attached hereto, constitutes the entire agreement between the Parties hereto pertaining to the subject matters hereto and supersedes all negotiations, preliminary agreements, and all prior and contemporaneous discussions and understandings of the Parties in connection with the subject matters hereof.

17.6 This Agreement shall be written in English and all disputes on the meaning of this Agreement shall be resolved in accordance with English version of this Agreement.

17.7 This Agreement may be amended only upon the execution of a written agreement between Licensor and Licensee which makes specific reference to this Agreement.

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17.8  This Agreement shall be governed by and construed in accordance with the laws of Korea.

17.9 Any controversy or claim arising out of or in relation to this Agreement shall be finally settled by arbitration in Korea. The arbitration shall be conducted before three arbitrators in accordance with the Rules of Arbitration and Conciliation of the International Chamber of Commerce then in effect. The Parties shall be bound by the award rendered by the arbitrators and judgement thereon may be entered in any court of competent jurisdiction. Any award rendered by the arbitrators shall be final, and the Parties shall not have any right of appeal.

17.10 If any section, subsection or other provision of this Agreement or the application of such section, subsection or provision, is held invalid, then the remainder of the Agreement, and the application of such section, subsection or provision to persons or circumstances other than those with respect to which it is held invalid shall not be affected thereby.

IN WITNESS WHEREOF, the Parties have executed this Agreement on the day and year first above-written.

GRAVITY CORPORATION,

By: ___________________________
Name: Mr. Jung-Ryool Kim
Title: Chairman
Date: 2nd April, 2004

PT. LYTO DATARINDO FORTUNA,

By: ___________________________
Name: Mr. Bambang Suryanto
Title: Chairman
Date: 2nd April, 2004

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